UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - JULY 7, 2008

LAUREATE RESOURCES & STEEL INDUSTRIES INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-52781	98-0471111
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

245 Park Avenue, 24th Floor New York, NY 10167
(Address of principal executive offices)

(212) 672-1927
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note: This Amendment No. 1 amends and restates in its entirety the previous Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 11, 2008.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 7, 2008, Laureate Resources & Steel Industries Inc. (formerly known as Kingston Mines Ltd., and referred to herein as the “Company”), in consultation with the Company’s independent registered public accounting firm, Paritz and Company P.A., concluded that the Company’s financial statements should be restated to correct certain bookkeeping recognition and classification errors. In addition, it was determined that certain Notes to the financial statements should be clarified. The Company’s Chief Financial Officer made these determinations. The Company changed its name from “Kingston Mines Ltd.” to “Laureate Resources & Steel Industries Inc.” on May 20, 2008.

On February 13, 2008, the Company’s Board of Directors determined that in consideration for the corporate development introductions made by Rudana Investment Group AG (“Rudana”) on behalf of the Company, the Company deemed it in the best interests of the Company and its shareholders to pay for the legal representation fees, costs, expenses and disbursements incurred by Rudana in connection with the acquisition of Rudana’s equity interest in the Company and for corporate development activities undertaken by Rudana on behalf of the Company. On February 14, 2008, the Company paid $105,999 in respect of such fees and expenses.

The recognition and classification issues pertained to fees and expenses which the Company had agreed to pay on behalf of Rudana, the Company’s majority shareholder, which were previously charged to the Company’s loss from discontinued operations during the three months ended February 29, 2008. The amount of $105,999 has been re-classified as a loan receivable from Rudana for purposes of the quarterly period ended February 29, 2008.

The Company and Rudana have subsequently determined that it is in the best interests of both parties to pay all of their own respective fees, costs, expenses and disbursements. As of the date of this Form 8-K, Rudana has made shareholder loans to the Company in the aggregate amount of $140,089.00. Rudana and the Company have agreed that the loan receivable in respect of the reclassification will be offset against the shareholder loans repayments due to Rudana by the Company.

The following is a summary of the effects of the restatement on the Company’s financial statements.

	As Previously
	Reported	As Restated

For the Three Months ended March 31, 2008

Loss from Discontinued Operations	(108,391)	(2,392)
Net Loss	(109,566)	(3,567)
Basic and Diluted Loss Per Share: Discontinued Operations	(0.0124)	(0.003)
Net Loss	(0.0125)	(0.004)

Accumulated from June 16, 2005 (inception) to February 29, 2008

Loss from Discontinued Operations	(135,427)	(29,428)
Net Loss	(176,819)	(70,820)

The Company’s Chief Financial Officer discussed the matters set forth in this item 4.02(a) with the Company’s independent auditor. The Company will amend and restate its financial statements by filing amended and restated Form 10-QSB for the Quarterly Period ended February 29, 2008 (the “February 2008 10-Q Report”), to reflect the changes within ten (10) business days of the date hereof.

As of the end of the period covered by financial statements which the Company will amend and restate, and with respect to the reporting periods subsequent to the February 2008 10-Q Report, the Company carried out, under the supervision and with the participation of the Company’s management, including its Chief Executive Officer and Chief Financial Officer, an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934) in ensuring that information required to be disclosed by the Company in its Report is recorded, processed, summarized and reported within the required time periods.  In carrying out that evaluation, management identified a material weakness (as defined in Public Company Accounting Oversight Board Standard No. 2) in the Company’s internal control over financial reporting. The material weakness identified by Management consisted of inadequate staffing and supervision within the bookkeeping and accounting operations of the Company.  The relatively small number of employees who have bookkeeping and accounting functions prevents us from segregating duties within the Company’s internal control system.  The inadequate segregation of duties is a weakness because it could lead to the untimely identification and resolution of accounting and disclosure matters or could lead to a failure to perform timely and effective reviews.  Accordingly, based on their evaluation of the Company’s disclosure controls and procedures as of February 29, 2008, the Company’s Chief Executive Officer and its Chief Financial Officer have concluded that, as of that date, the Company’s controls and procedures were not effective for the purposes described above. The Company intends to take steps to remediate such procedures as soon as reasonably possible.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LAUREATE RESOURCES & STEEL INDUSTRIES INC.

By:	/s/ Gerald Sullivan
Name: Gerald Sullivan
Title: Chief Financial Officer

Date:  July 30, 2008